UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 20, 2006

PETROHAWK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-25717	86-0876964
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Louisiana, Suite 4400 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 204-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry Into Material Definitive Agreement.

On April 21, 2006, Petrohawk Energy Corporation, a Delaware corporation (“Petrohawk”), and KCS Energy, Inc., a Delaware corporation (“KCS”), announced the execution of an Agreement and Plan of Merger, dated as of April 20, 2006 (the “Merger Agreement”), by and among Petrohawk, KCS, and Hawk Nest Corporation, a Delaware corporation and wholly owned subsidiary of Petrohawk (“Merger Sub”), pursuant to which Petrohawk has agreed to purchase all of the issued and outstanding shares of KCS common stock.

Under the terms of the Merger Agreement, which was approved by the Boards of Directors of both Petrohawk and KCS, the Merger Sub will merge with and into KCS (the “Merger”), immediately after which KCS will merge with and into Petrohawk (the “Upstream Merger” and collectively with the Merger, the “Integrated Transaction”), with Petrohawk being the surviving entity. The Integrated Transaction is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

The combined company will be known as Petrohawk Energy Corporation and will continue to be headquartered in Houston, Texas. On a pro forma basis, the combined company will have estimated proved reserves of approximately one trillion cubic feet of natural gas equivalents (Tcfe) of which approximately 68% would be classified as proved developed and approximately 82% would be natural gas.

Total consideration for the shares of KCS common stock will be comprised of approximately 84 million shares of Petrohawk common stock and $450 million, not including outstanding options to purchase KCS common stock, outstanding performance share awards to earn shares of KCS common stock, and issued and outstanding shares of KCS restricted common stock. The per share consideration is fixed in the Merger Agreement at $9.00 in cash and 1.65 shares of Petrohawk common stock for each issued and outstanding share of KCS common stock (other than each issued and outstanding share of KCS restricted common stock). Outstanding options to purchase KCS common stock will be converted into options to purchase Petrohawk common stock; outstanding performance share awards of KCS will be converted into performance share awards to earn shares of Petrohawk common stock; and issued and outstanding shares of restricted common stock of KCS will be converted into issued and outstanding shares of restricted common stock of Petrohawk, in each case pursuant to the terms of the Merger Agreement.

Following the merger, Floyd C. Wilson will continue his role as the combined company’s Chairman, President and CEO. KCS’s James Christmas will serve as Vice Chairman and William Hahne as Executive Vice President and Chief Operating Officer of the combined company. The combined company will have nine directors, five nominated by Petrohawk, including Floyd Wilson, and four nominated by KCS, including James W. Christmas.

Consummation of the transactions contemplated in the Merger Agreement is conditioned upon, among other things, (1) approval by the stockholders of KCS and Petrohawk, (2) the receipt of all required regulatory approvals, (3) absence of any order or injunction prohibiting the consummation of the Merger, (4) subject to certain exceptions, the accuracy of representations and warranties with respect to KCS’s or Petrohawk’s business, as applicable, (5) receipt of customary tax opinions and (6) the effectiveness of a registration statement relating to the shares of Petrohawk common stock to be issued in the Merger. The Merger Agreement contains certain termination rights and provides that, upon the termination of the Merger Agreement under specified circumstances, KCS will be required to pay Petrohawk a termination fee of $45 million.

The parties have made customary representations and warranties and covenants in the Merger Agreement, including among others (i) to conduct its business in the ordinary course between the execution of the Merger Agreement and the consummation of the Merger, (ii) to cause a meeting of its stockholders to be held to consider the adoption of the Merger Agreement, (iii) for Petrohawk’s board of directors to recommend that the stockholders adopt and approve the Merger Agreement, (iv) subject to certain exceptions, for KCS’s board of directors to recommend that the stockholders adopt and approve the Merger Agreement and (v) subject to certain exceptions, for KCS not to (A) solicit proposals relating to alternative business combination transactions or (B) enter into discussions concerning or provide information in connection with alternative business combination transactions.

The Merger Agreement is included herein as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement and the transactions contemplated therein does not purport to be complete and is qualified in its entirety by reference to such document.

In connection with the Merger Agreement, Floyd C. Wilson, Stephen W. Herod, Shane M. Bayless, Larry L. Helm, and Richard K. Stoneburner have entered into separate voting agreements with Petrohawk and KCS (the “Petrohawk Voting Agreements”) pursuant to which these individuals have agreed, among other things, to vote all shares of Petrohawk common stock owned by each of them in favor of the Merger and to grant an irrevocable proxy to Petrohawk empowering it to vote all such shares of Petrohawk common stock at any meeting of Petrohawk’s stockholders called for the purpose of voting on the Merger. As of the date of this report, such stockholders own approximately 4% of the issued and outstanding common stock of Petrohawk.

Also in connection with the Merger Agreement, James W. Christmas, William N. Hahne, Harry Lee Stout, and Joseph T. Leary have entered into separate voting agreements with Petrohawk and KCS (the “KCS Voting Agreements”) pursuant to which these individuals have agreed, among other things, to vote all shares of KCS common stock owned by each of them in favor of the Merger and to grant an irrevocable proxy to Petrohawk empowering it to vote all such shares of KCS common stock at any meeting of KCS’s stockholders called for the purpose of voting on the Merger. As of the date of this report, such stockholders own approximately 3% of the issued and outstanding common stock of KCS.

The form of the Petrohawk Voting Agreement and the form of the KCS Voting Agreement are included herein as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing description of these voting agreements does not purport to be complete and is qualified in its entirety by reference to such documents.

James W. Christmas, William N. Hahne, Harry Lee Stout, Joseph T. Leary and Frederick Dwyer also entered into separate Non-Solicitation Agreements with Petrohawk in connection with the Merger (the “Non-Solicitation Agreements”). These individuals have agreed, among other things, not to solicit employees of Petrohawk or KCS or otherwise induce those employees, or customers of Petrohawk or KCS, to terminate their relationship with Petrohawk or KCS. The form of the Non-Solicitation Agreements is included herein as Exhibit 10.3 and is incorporated herein by reference. The foregoing description of the Non-Solicitation Agreements does not purport to be complete and is qualified in its entirety by reference to the form of such agreements.

This report contains forward-looking statements, which are based on current expectations, estimates and projections that involve a number of risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to: the possibility that the companies may be unable to obtain stockholder or other approvals required for the acquisition; the possibility that problems may arise in the integration of the businesses of the two companies; the possibility that the acquisition may involve unexpected costs; the possibility the combined company may be unable to achieve cost-cutting objectives; the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas); risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather (such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; inability to realize expected value from the acquisition; inability of management to execute its plans to meet its goals; shortages of drilling equipment; oil field personnel and services; unavailability of gathering systems; pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect either company’s operations or financial results are included in the companies’ other reports on file with the United States Securities and Exchange Commission.

Stockholders are urged to read the joint proxy statement/prospectus regarding the proposed transaction when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Petrohawk and KCS, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Petrohawk or KCS. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interest, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus when it becomes available. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interest, by security holdings or otherwise, is contained in the materials filed with the SEC by Petrohawk on June 28, 2005 and by KCS on April 25, 2005.

Item 7.01 Regulation FD Disclosure.

On April 21, 2006, Petrohawk and KCS issued a joint press release announcing that Petrohawk, Merger Sub and KCS had entered into the Merger Agreement, as described in Item 1.01 of this report. A copy of the press release issued by Petrohawk and KCS is attached hereto as Exhibit 99.1.

The information in this Form 8-K and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of April 20, 2006 by and among KCS Energy, Inc., Petrohawk Energy Corporation, and Hawk Nest Corporation.

10.1	Form of Petrohawk Voting Agreement.

10.2	Form of KCS Voting Agreement.

10.3	Form of Non-Solicitation Agreement.

99.1	Joint Press Release issued on April 21, 2006 by Petrohawk Energy Corporation and KCS Energy, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHAWK ENERGY CORPORATION

By	/s/ Shane M. Bayless
Executive Vice President – Chief Financial Officer and Treasurer

Date: April 21, 2006

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of April 20, 2006 by and among KCS Energy, Inc., Petrohawk Energy Corporation, and Hawk Nest Corporation.

10.1	Form of Petrohawk Voting Agreement.

10.2	Form of KCS Voting Agreement.

10.3	Form of Non-Solicitation Agreement.

99.1	Joint Press Release issued on April 21, 2006 by Petrohawk Energy Corporation and KCS Energy, Inc.